                          MANAGEMENT ACHIEVEMENT PLAN

                    PLAN TEXT AND ADMINISTRATIVE GUIDELINES


                         ADOPTED BY BOARD OF DIRECTORS

                               NOVEMBER 28, 1983



                         AS AMENDED FEBRUARY 25, 1985

                         AS AMENDED FEBRUARY 23, 1987

                         AS AMENDED NOVEMBER 30, 1987

                         AS AMENDED NOVEMBER 28, 1988

                         AS AMENDED FEBRUARY 25, 1991

                         AS AMENDED NOVEMBER 25, 1991

                         AS AMENDED NOVEMBER 30, 1992

                         AS AMENDED SEPTEMBER 27, 1993

                         AS AMENDED NOVEMBER 24, 1993

                         AS AMENDED FEBRUARY 22, 1994

                         AS AMENDED NOVEMBER 21, 1994

                         AS AMENDED DECEMBER 17, 1995

                         AS AMENDED FEBRUARY 25, 1996

                         AS AMENDED DECEMBER 16, 1996

                         AS AMENDED DECEMBER 14, 1997

                         AS AMENDED DECEMBER 14, 1998

                       ARMSTRONG WORLD INDUSTRIES, INC.
                       --------------------------------

                MANAGEMENT ACHIEVEMENT PLAN FOR KEY EXECUTIVES
                ----------------------------------------------

                                  (PLAN TEXT)
                                  -----------

1. Purpose
   -------

   The Armstrong World Industries, Inc. (the "Company") Management Achievement Plan (the "Plan") is designed to promote the financial success of the Company by recognizing the significant contributions individual employees can make to the achievement of Company goals. Its objectives are to motivate key Company and subsidiary employees to produce outstanding results by providing the opportunity to earn financial rewards in relation to the attainment of corporate and business unit goals.

   The Plan is based on the concept that the Company establishes for each participant at the beginning of the year a target incentive award based on the achievement of specific corporate and business unit goals. When the year is over, the results actually achieved will be evaluated against these goals to determine the amount, if any, of additional compensation earned by individuals participating in the Plan.

2. Administration
   --------------

   The Plan shall be administered by the Management Development and Compensation Committee (the "Committee") of the Board of Directors with the advice and counsel of the Chief Executive Officer of the Company. Designated subsidiary companies may adopt this Plan.

3. Eligibility
   -----------

   The intent of the Plan is to extend participation only to those key employees whose duties and responsibilities give them the opportunity to make a continuing material and substantial impact on the achievement of organization goals. The Chief Executive Officer will annually determine the non-officer participants and recommend officer participants to the Committee.

4.   Incentive Awards
     ----------------

     A) At the beginning of each year, the Chief Executive Officer shall present to the Committee criteria for evaluating performance against corporate and business unit goals for the purposes of determining the incentive awards which shall be paid for the year.

     B) At the same time, the Chief Executive Officer shall recommend to the Committee a target award expressed as a percentage of salary for each participant.

     C) As soon as practical following the close of each year, the Chief Executive Officer shall evaluate the levels of corporate and business unit achievement and recommend to the Committee the incentive amount earned by the participants.

     D) Absent specific Board authorization to the contrary, no awards under the corporate achievement segment of the Plan shall be authorized as to any year in which the consolidated Company results fail to achieve a minimum return on stockholders' equity of 8.5%.

     E) The incentive award determined in accordance with the provisions of Paragraphs A through D of this Section 4 shall be reduced for such year as follows for Plan participants who are eligible to participate in the Bonus Replacement Retirement Plan of Armstrong World Industries, Inc.:

            (1) If a Plan participant's grade level is at least 1200 but not higher than 1459 as of January 1 of the calendar year for which the incentive award is determined, the incentive award otherwise payable shall be reduced by the lesser of (i) 50% of the amount determined under Paragraphs A through D, (ii) $7,500 or (iii) the authorized contribution to the Bonus Replacement Retirement Plan.

            (2) If a Plan participant's grade level is at least 1460 but not higher than 1929 as of January 1 of the calendar year for which the incentive award is determined, the incentive award otherwise payable shall be reduced by the lesser of
          (i) 50% of the amount determined under Paragraphs A through D, (ii) $15,000 or (iii) the authorized contribution to the Bonus Replacement Retirement Plan.

     (3) If a Plan participant's grade level is at least 1930 as of January 1 of the calendar year for which the incentive award is determined, the incentive award otherwise payable shall be reduced by the lesser of
          (i) 50% of the amount determined under Paragraphs A through D, (ii) $20,000 or (iii) the authorized contribution to the Bonus Replacement Retirement Plan.

5. Time of Payment
   ---------------
   Awards under this Plan shall be paid as soon as practicable after the yearly financial results have been determined.

6. Miscellaneous Provisions
   ------------------------

   A)  Condition of Award - Plan participants who terminate employment for
       ------------------
       reasons other than retirement, disability, death or involuntary termination not for cause prior to the completion of the Plan year are not entitled to receive any awards under this Plan. Plan participants who retire, become disabled, die or are involuntarily terminated for reasons other than cause on or after the last workday of March may be eligible for awards on a prorated basis.

     B)   No Assignment or Transfer - Awards are payable only to the
          -------------------------
          participant, except in the case of death or legal incapacity at the time of payment, award may be paid to his heirs, estate or legal guardian. No awards under the Plan or any rights or interests therein shall be assignable or transferable by a participant.

     C)   No Rights to Awards - No employee or other person shall have any claim
          -------------------
          or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries.

     D)   Withholding Taxes - The Company shall have the right to deduct from
          -----------------
          all awards hereunder paid all taxes required by law to be withheld with respect to such awards.

     E)   Funding of Plan - The Company shall not be required to establish any
          ---------------
          special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

7.   Effective Date of the Plan
     --------------------------

     The effective date of the Plan shall be November 28, 1983.